Exhibit 99.(s)

CREDIT SUISSE HIGH YIELD BOND FUND

(A registered investment company)

POWER OF ATTORNEY

Each of the undersigned hereby authorizes Michael A. Pignataro and John G. Popp, each with full power to act without the other, as attorney-in-fact to sign on his or her behalf in the capacities indicated, and to file (or have filed) with all exhibits thereto a registration statement on Form N-2 (including amendments thereto) with respect to Credit Suisse High Yield Bond Fund (the “Fund”).

This power shall be valid as to each of the undersigned until superseded by a subsequent power of attorney or revoked by written notice delivered to the President or Secretary of the Fund, such subsequent power or revocation to be effective for each signatory on an individual basis.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument on the date shown.

By:	/s/ Enrique R. Arzac	7/30/2010
Enrique R. Arzac		Date
Trustee and Chairman of the Board

By:	/s/ Terry F. Bovarnick	7/22/2010
Terry F. Bovarnick		Date
Trustee

By:	/s/ James Cattano	7/28/2010
James Cattano		Date
Trustee

By:	/s/ Lawrence J. Fox	7/21/2010
Lawrence J. Fox		Date
Trustee

By:	/s/ Steven N. Rappaport	7/21/2010
Steven N. Rappaport		Date
Trustee